Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$1,101,479
Unrealized Gain (Loss) on Market Value of Futures	(1,016,681)
Dividend Income	7,455
Interest Income	39,242
ETF Transaction Fees	350
Total Income (Loss)	$131,845

Expenses
General Partner Management Fees	$16,165
Professional Fees	3,698
Brokerage Commissions	3,172
Non-interested Directors' Fees and Expenses	434
Prepaid Insurance Expense	312
NYMEX License Fee	404
Total Expenses	24,185
Expense Waiver	(3,980)
Net Expenses	$20,205
Net Income (Loss)	$111,640

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$31,946,329
Withdrawals (50,000 Shares)	(1,598,084)
Net Income (Loss)	111,640

Net Asset Value End of Month	$30,459,885
Net Asset Value Per Share (1,000,000 Shares)	$30.46

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596